Exhibit 99.1

Mullen CEO Provides Update to Shareholders

Company Delivers on Key Milestones

BREA, Calif., Nov. 2, 2023 - via IBN - Mullen Automotive, Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an emerging electric vehicle (“EV”) manufacturer, today shares an open letter to shareholders from CEO David Michery, providing updates on various matters and company initiatives.

Dear Shareholders:

We have achieved meaningful strides since our last update to shareholders on Sept. 27, 2023.

Recent Company highlights include:

Start of manufacturing commenced on Nov. 1, 2023, at the Tunica Assembly plant for Class 1 cargo vans. The Environmental Protection Agency (“EPA”) has notified Mullen that its Certificate of Conformity can be expected to arrive by Friday, Nov, 3, 2023. We expect to meet our previously announced targets of 300 cargo vans delivered during calendar 2023 and 6,000 cargo vans delivered in calendar 2024.

On Oct. 26, 2023, Mullen Automotive was granted permission by the Nasdaq Hearings Panel to continue its listing on The Nasdaq Capital Market. This is contingent on meeting the following conditions:

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On or before Jan. 22, 2024, the Company’s stock maintains a closing bid price of $1 per share for 20 consecutive trading days. The Company intends to continue to implement its business plan to regain and maintain compliance with Nasdaq’s $1 minimum bid price and will only effectuate a reverse stock split if required to remain listed on Nasdaq.

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By Mar. 8, 2024, the Company must hold an annual shareholder meeting that satisfies Nasdaq Listing Rule 5620(a), allowing stockholders to discuss Company affairs with management. This is necessary, as the previous meeting held on Aug. 3, 2023, did not meet the required criteria. To achieve compliance, Mullen plans to hold a combined 2023 and 2024 annual meeting.

On Oct. 9, 2023, we appointed Marianne McInerney as Chief Strategy Officer. McInerney, with nearly two decades of experience in the automotive and transportation industry, will focus on growth opportunities and strategic initiatives for Mullen’s commercial and consumer vehicles, as well as governmental affairs.

As mentioned in late September, the Company received federal EPA certification on Sept. 22, 2023, for the Class 3 vehicle, and IRS approval as a “qualified manufacturer” on Sept. 14, 2023, making Mullen’s Class 3 vehicles eligible for up to $7,500 in federal EV tax credits.

On Oct. 23, 2023, Mullen provided an update on a lawsuit filed on Aug. 29, 2023, in the Southern District of New York against TD Ameritrade, Charles Schwab, National Finance Services and others. The lawsuit alleges stock manipulation and unlawful stock trading practices. The legal action seeks compensatory damages and injunctive relief for violations of Section 10b and Rule 10b-5 under the Securities Exchange Act of 1934. Mullen’s legal representatives’ express optimism about exposing the alleged wrongful conduct of the defendants and seek to protect the rights of Mullen and its shareholders. The company is determined to pursue all available remedies to safeguard its interests and those of its shareholders.

Mullen Automotive filed a preliminary proxy statement on Oct. 19, 2023, with the SEC for a special stockholders’ meeting on Dec. 15, 2023, to authorize a potential reverse stock split of its common stock (1-for-2 to 1-for-100) to maintain a share price of at least $1. The Board will decide the final split ratio after stockholder approval, with the option to abandon, delay or postpone the reverse stock split. It will not affect stockholders’ ownership or voting power, except for fractional share conversion. The completion of the reverse stock split is subject to market conditions and stockholder approval, with no guarantees of the intended effects. The Board can choose not to proceed if it’s no longer in the Company’s or stockholders’ best interests.

As of Oct. 31, 2023, Mullen has repurchased 5.7 million shares of its common stock as part of our $25 million buyback program which began on Aug. 16, 2023, and is authorized through Dec. 31, 2023. Currently, Mullen is in a black-out period until one full trading day after filing our 10K which is expected to be filed on or before Dec. 29, 2023. Mullen plans to extend the buyback program for an additional six months.

On Sept. 28, 2023, Mullen announced the delivery of the first 10 Class 3 EV Cab Chassis Trucks to Randy Marion Automotive Group. These 10 vehicles are part of a purchase order for 1,000 Class 3 vehicles, valued at $63 million, originally placed in May 2023. An additional 140 units are planned for delivery by the end of 2023, with the remaining 850 vehicles expected to be delivered throughout 2024.

Over the past few months, the Company has reached critical milestones towards accomplishing our ultimate goal to be a leader in the EV industry. We remain steadfastly dedicated to our employees, stakeholders and customers during this journey and thank you for your continued support of Mullen.

Sincerely,

David Michery, CEO

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of electric vehicles (“EVs”) that will be manufactured in its two United States-based assembly plants. Mullen’s EV development portfolio includes the Mullen FIVE EV Crossover, Mullen-GO Commercial Urban Delivery EV, Mullen Commercial Class 1-3 EVs and Bollinger Motors, which features both the B1 and B2 electric SUV trucks and Class 4-6 commercial offerings. On Sept. 7, 2022, Bollinger Motors became a majority-owned EV truck company of Mullen Automotive, and on Dec. 1, 2022, Mullen closed on the acquisition of Electric Last Mile Solutions’ (“ELMS”) assets, including all IP and a 650,000-square-foot plant in Mishawaka, Indiana.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include but are not limited to whether: the Certificate of Conformity will be received within the expected timeframe; the previously announced target numbers and dates of deliveries cargo vans will be met; the additional Class 3 EV Cab Chassis Trucks that are planned for delivery by the end of 2023 and 2024 will occur within the stated timelines; the Company will satisfy the conditions for continued listing set forth by the Nasdaq Hearings Panel; the outcome of the lawsuit against TD Ameritrade, Charles Schwab, National Financial Services and other named Defendants; and Shareholders will vote to approve a reverse stock split of the Company’s common stock; Further forward-looking statements include the impacts on the Company from the Stock Buyback Program and whether the Company will extend the Stock Buy Back program or purchase additional shares under that Program. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive, Inc.
+1 (714) 613-1900
www.MullenUSA.com

Corporate Communications:

InvestorBrandNetwork (IBN)
Los Angeles, California
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